Exhibit 99.1

Wellgistics Health Announces Reverse Stock Split

TAMPA, FL – May 20, 2026 (Newswire.com) – Wellgistics Health, Inc. (NASDAQ: WGRX) (“Wellgistics” or the “Company”), a health information technology leader, integrating proprietary pharmacy dispensing optimization artificial intelligence (AI) platform EinsteinRx™ into its patented blockchain-enabled smart contracts platform PharmacyChain™, today that its board of directors approved the Company’s 1-for-50 reverse stock split (the “Reverse Split”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) . The Reverse Split was approved by a majority of the stockholders of the Company on April 2, 2026. Post-split, the common stock security will trade under a new CUSIP number.

The Reverse Split will legally take effect at 12:01 a.m. Eastern Time, on May 26, 2026. The Reverse Split is intended to increase the per share trading price of the Common Stock to enable the Company to regain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market.

The 1-for-50 Reverse Split will automatically convert every 50 current shares of the Company’s Common Stock into one share of Common Stock. No fractional shares will be issued in connection with the Reverse Split. Any fractional share of Common Stock that would otherwise result from the Reverse Split will be rounded up to the nearest whole share.

The Reverse Split will reduce the number of shares of outstanding Common Stock from approximately 125,671,251 to approximately 2,513,425 shares of Common Stock. The total authorized number of shares will not be reduced. Proportional adjustments will also be made to the exercise and conversion prices of the Company’s outstanding stock options, warrants, and convertible securities, and to the number of shares issued and issuable under the Company’s stock incentive plans.

Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker, or other nominee will have their positions automatically adjusted to reflect the Reverse Split, subject to brokers’ particular processes, and will not be required to take any action in connection with the Reverse Split.

Additional information regarding the Reverse Split is available in the Company’s definitive information statement originally filed with the U.S. Securities and Exchange Commission (SEC) on April 3, 2026.

About Wellgistics Health, Inc.

Wellgistics Health (NASDAQ:WGRX) is a health information technology leader integrating its proprietary pharmacy dispensing optimization artificial intelligence platform EinsteinRx™ into its blockchain-enabled smart contracts platform PharmacyChain™ to optimize the prescription drug dispensing journey. Its integrated platform connects more than 6,500 pharmacies and 200+ manufacturers, offering wholesale distribution, digital prescription routing, direct-to-patient delivery, and AI-powered hub services such as eligibility verification, onboarding, adherence support, prior authorization, and cash-pay fulfillment designed to improve patient access and transparency across the prescription ecosystem.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. Forward-looking statements include, without limitation, statements regarding the proposed acquisition of WellCare Today, LLC; the anticipated structure, valuation, consideration, preferred-stock terms and potential timing of any transaction; the Company’s ability to complete due diligence, negotiate and enter into definitive agreements, obtain board approvals, secure financing, satisfy closing conditions and complete the proposed transaction; the potential integration of WellCare Today’s platform, technology, personnel, programs and workflows with the Company’s MSO, pharmacy network, provider and healthcare technology initiatives; the potential use of HealthAssist® and connected wearable technologies in RPM, RTM, CCM, medication adherence, patient engagement and care-coordination programs; the potential participation of pharmacies, providers, patients and payors; the potential availability of reimbursement for RPM, RTM, CCM or related services; the potential creation of revenue opportunities; and the Company’s growth strategy, business plans and future performance.

Forward-looking statements may be identified by words such as “may,” “could,” “would,” “should,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “estimate,” “potential,” “opportunity,” “target,” “forecast,” “continue,” “will” and similar expressions. These statements are based on current expectations, assumptions and estimates and are subject to risks and uncertainties, many of which are beyond the Company’s control. Important factors that could cause actual results to differ materially include, but are not limited to: the risk that the parties do not enter into definitive agreements; the risk that the letter of intent is terminated or does not result in a completed transaction; the risk that the proposed valuation, consideration, preferred-stock terms or other transaction terms change materially; the risk that required financing, board approvals, third-party approvals or regulatory approvals are not obtained on acceptable terms or at all; the risk that Nasdaq shareholder approval or other Nasdaq requirements may apply depending on the final transaction terms; the risk that acquired technologies, programs or operations are not successfully integrated; the risk that anticipated benefits, synergies, provider adoption, pharmacy participation, patient engagement, reimbursement or revenue opportunities are not realized; risks associated with healthcare regulation, Medicare and payor requirements, fraud and abuse laws, privacy and data-security requirements, professional practice rules, device performance, third-party technology dependencies and changes in reimbursement policy; and other risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statements, except as required by applicable law.

Wellgistics Media & Investor Contact

Media: media@wellgisticshealth.com

Investor Relations: IR@wellgisticshealth.com

SOURCE: Wellgistics Health, Inc.

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